Exhibit 10.3

FARMERS NATIONAL BANC CORP.

RESTRICTED STOCK AWARD AGREEMENT

(2023)

Farmers National Banc Corp. (the “Company”) hereby grants the undersigned Participant an Award pursuant to the Farmers National Banc Corp. 2022 Equity Incentive Plan (the “Plan”) as evidenced by the Notice of Grant accompanying this Award Agreement (the “Grant Notice”), and as further described in this Award Agreement (this “Award Agreement”).

1.
Nature of Award. Effective as of the date specified in the Grant Notice (the “Grant Date”), the Company hereby grants to the individual identified in the Grant Notice (the “Participant”) the award as set forth in the Grant Notice (the “Award”). The Award is subject to the terms and conditions described in the Plan, this Award Agreement and the Grant Notice.

2.
Number of Shares. The number of Shares of Restricted Stock in your Award is set forth in the Grant Notice. For purposes of this Award Agreement, each whole Share awarded represents the right to receive one Share.

3.
Vesting. The Shares of Restricted Stock in your Award will be settled or will be forfeited depending on whether the terms and conditions described in the Grant Notice, this Award Agreement, and the Plan are satisfied. Accordingly, your Shares normally will vest on the “Normal Vesting Date” in accordance with the schedule identified in the Grant Notice. If the scheduled Normal Vesting Date is a non-business day, the next following business day will be considered the Normal Vesting Date.
4.
Forfeiture of Awards: If the Company is required to prepare an accounting restatement due to material non-compliance of the Company, as a result of misconduct by a Participant, with any financial reporting requirement under any applicable laws, the Participant shall reimburse the Company for all amounts received under the Plan within 30 days after receipt of notice of the same from the Company.
5.
Effect of Termination: This Award may be forfeited if Participant’s employment terminates prior to the Normal Vesting Date, although it will depend on the reason for termination as provided below:
a.
Termination Due to Death or Disability. If you terminate due to death or Disability, your Shares of Restricted Stock will vest fully on the date of your death or Disability.
b.
Termination Due to Retirement. If you terminate due to Retirement, you will vest in a prorated portion of your Shares of Restricted Stock determined by multiplying the number of your Award Shares by a fraction, the numerator of which is the number of whole months you were employed from the Grant Date to the date of Retirement, and the denominator of which is 36. For purposes of hereof, “Retirement” means termination after attaining either age 55 with at least 10 years of service with the Company or age 62 with at least 5 years of service with the Company.
c.
Termination by the Company without Cause or by Participant for Good Reason. If the Company terminates your employment without “Cause,” or you terminate your employment with the Company for “Good Reason,” each as defined in Exhibit A attached hereto and incorporated herein, you will vest in and receive a prorated portion of your Award Shares determined in the same manner as described in Section 5(b) hereinabove based on your termination date.
d.
Termination for any Other Reason. If your employment with the Company terminates under any other circumstance (including if such termination is by the Company for Cause regardless of whether such termination could also constitute a Retirement), your Shares of Restricted Stock will be forfeited on your termination date.
6.
Effect of Change in Control: Notwithstanding the foregoing, if a Change in Control occurs after the Grant Date, your Shares of Restricted Stock will be subject to the following additional terms and conditions:
a.
If such a Change in Control occurs prior to the Normal Vesting Date and in connection therewith or within two years thereafter your employment is terminated either by the Company or a successor in interest for any reason other than for “Cause” or by you for “Good Reason,” your Shares of Restricted Stock which remain unvested as of the termination date will fully vest.
7.
Restrictive Covenants.

a.
Non-Solicitation. The Participant acknowledges and agrees that as a condition to and in consideration of this Award Agreement, during the term of the Participant’s employment and for a period of twenty-four (24) months thereafter (the “Non-Solicitation Restrictive Period”), the Participant will not, directly or indirectly:
(i)
Solicit, engage or otherwise interfere with any customer or client who is at the time of termination or was within the preceding six (6) months of termination a customer or client of Company, its subsidiaries or any other related entity for the purposes of directly or indirectly furnishing any financial or banking services that a national banking association, bank holding company, state bank, savings and loan association or other regulated financial institution is permitted by law to conduct or furnish on the date the Participant’s employment is terminated.
(ii)
Employ, solicit for employment, engage or otherwise interfere with any person who is at the time of termination or was within the preceding six (6) months of termination employed by the Company, its subsidiaries or any related entity, or otherwise directly or indirectly induce or take any action which would encourage or influence any such person to leave that person’s employment or terminate, reduce or modify their business or relationship with the Company, or any of its subsidiaries or related entities.

The restrictive covenants and Restrictive Periods provided for herein will not be construed to limit the application of any other restrictive covenant or restriction period set forth in any other agreement entered into between the Participant and the Company.

b.
Nondisclosure and Non-appropriation of Information. The Participant recognizes and acknowledges that while employed by the Company, the Participant will have access to, learn, be provided with and, in some cases, prepare and create, certain Confidential Information (as defined in section (c) below), proprietary information or Trade Secrets (as defined below) of the Company, including, but not limited to, processes, financial information, pricing information, operating techniques, marketing processes, training techniques, customer, vendor, and referral source lists, price and cost information, files and forms, (collectively, the “Trade Secrets”), all of which are of substantial value to the Company and the businesses conducted by it. The Participant expressly covenants and agrees that the Participant will:
(i)
Hold in a fiduciary capacity and not reveal, communicate, use or cause to be used for the Participant’s own benefit or divulge during the period of employment by the Company and for an indefinite period thereafter, any Confidential Information, proprietary information or Trade Secrets now or hereafter owned by the Company;
(ii)
Not sell, exchange, give away, or otherwise dispose of Confidential Information, proprietary information or Trade Secrets now or hereafter owned by the Company, whether the same will or may have been originated or discovered by the Company, the Participant or otherwise;
(iii)
Not reveal, divulge or make known to any person, firm, company or corporation any Confidential Information, proprietary information or Trade Secrets of the Company, unless such communication is required pursuant to a compulsory proceeding in which the Participant’s failure to provide such Confidential Information, proprietary information or Trade Secrets would subject the Participant to criminal or civil sanctions and then only to the extent that Executive provides prior notice to Company prior to disclosure.
(iv)
Return to the Company before termination of employment with the Company, any and all written information, material or equipment that constitutes, contains or relates in any way to Confidential Information, proprietary information, Trade Secrets and any other documents, equipment, and material of any kind relating in any way to the business of the Company, which are in the Participant’s possession, custody and control and which are or may be property of the Company, whether confidential or not, including any and all copies thereof which may have been made by or for the Participant and that the Participant will maintain no copies thereof after termination of the Participant’s employment.
c.
Definitions.
(i)
“Confidential Information” means all information disclosed to or known by the Participant as a consequence of or through is employment with the Company which either has not been made generally available to the public and is useful or of value to the current or anticipated business of the Company; or has been identified to the Participant as confidential, either orally or in writing. Confidential Information includes without limitation computer software and programs; marketing, manufacturing, organizational research and development; business plans; sales forecasts; identities, competence, abilities and compensation of other employees of the Company; pricing cost and other financial information; current and prospective customer and supplier lists and information about customers, suppliers or their employees; information concerning planned or pending acquisitions or divestitures; and information concerning purchases of equipment or property. Confidential Information does not include information which is in or hereafter enters the public domain through no fault of the Participant, or is disclosed by a third party having the legal right to use and disclose the information.

d.
Other Terms and Conditions.
(i)
The Participant acknowledges that the Participant is entering into this Award Agreement voluntarily and has given careful consideration to the restraints imposed by this Award Agreement. Irrespective of the manner of any employment termination, the restraints imposed by this Award Agreement will be operative during their full time periods and throughout the restrictive areas set forth in this Award Agreement. The Participant further acknowledges that if the Participant’s employment with the Company terminates for any reason the Participant can earn a livelihood without violating the foregoing restrictions and that the Participant’s ability to earn a livelihood without violating these restrictions is a material employment condition. The Participant acknowledges and recognizes that if the Participant’s employment terminates for any reason, this Section 7 of this Award Agreement will survive any such termination and any expiration of this Award Agreement. Further, the Participant agrees and consents that this Award Agreement is assignable by the Company.
(ii)
The Participant agrees that if a court of law finds that the provisions of this Award Agreement are too harsh so that they are unenforceable, then such court of law may enforce those restrictions and limitations which are acceptable and deemed enforceable by the court.
(iii)
In the event the Participant breaches the terms of this Award Agreement, it is agreed that all time periods contained in this Award Agreement will be tolled until the Participant ceases to breach this Award Agreement.
e.
Injunction. The parties acknowledge and agree, due to the subject matter of this Award Agreement, that money damages will be an inadequate remedy for a breach by Participant of any of the obligations hereunder. Consequently, if the Participant breaches or threatens to breach any of the obligations under this Award Agreement, the Participant agrees that the Company shall have the right, in addition to any other rights or remedies available to it at law or in equity, to obtain equitable relief, including, without limitation, injunctive relief and specific performance, in the event of any breach or threatened breach. Further, the parties hereto agree and declare that it may be impossible to measure in monetary terms the damages that may accrue to the Company by reason of Participant’s violation of this Award Agreement. Therefore, in the event that the Company, or any successor in interest thereto, shall institute an action or proceeding to enforce the provisions of this Award Agreement, each party or other person against whom such action or proceeding is brought shall and hereby does, in advance, waive the claim or defense that there is adequate remedy at law. In the event such injunctive relief is warranted and obtained by the Company, Participant agrees to pay all costs of said action, including reasonable attorney fees.
8.
Miscellaneous:
a.
Non-Transferability. An Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution.
b.
Beneficiary. Unless otherwise specifically designated by the Participant in writing, a Participant’s beneficiary under the Plan shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate.

c.
No Right to Continued Service or to Awards. The granting of an Award shall impose no obligation on the Company or any Affiliate to continue the employment of a Participant or interfere with or limit the right of the Company or any Affiliate to Terminate the employment of the Participant at any time, with or without Cause, which right is expressly reserved.
d.
Tax Withholding. The Company or an Affiliate, as applicable, shall have the power and the right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to an Award granted under the Plan.
e.
Requirements of Law. The grant of Awards shall be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system.
f.
Governing Law. The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of (other than laws governing conflicts of laws) the State of Ohio.
g.
Award Subject to Plan. The Award is subject to the terms and conditions described in this Award Agreement and the Plan, which is incorporated by reference into and made a part of this Award Agreement. In the event of a conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan will govern. The Committee has the sole responsibility of interpreting the Plan and this Award Agreement, and its determination of the meaning of any provision in the Plan or this Award Agreement will be binding on the Participant. Capitalized terms that are not defined in this Award Agreement have the same meanings as in the Plan.
h.
Section 409A Payment Delay. If a Participant is determined to be a “specified employee” (within the meaning of Section 409A of the Code and as determined under the Company’s policy for determining specified employees), the Participant shall not be entitled to payment or to distribution of any portion of an Award that is subject to Section 409A of the Code (and for which no exception applies) and is payable or distributable on account of the Participant’s “separation from service” (within the meaning of Section 409A of the Code) until the expiration of six months from the date of such separation from service (or, if earlier, the Participant’s death). Such Award, or portion thereof, shall be paid or distributed on the first business day of the seventh month following such separation from service.
i.
Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

[signature page attached]

PARTICIPANT Signature Print Date:	FARMERS NATIONAL BANC CORP. By: Its: Date:

EXHIBIT A

DEFINITIONS OF “CAUSE” AND “GOOD REASON”

“Cause” means that, in the reasonable judgment of the Compensation Committee, any of the following events have occurred: (1) the willful or negligent failure by the Participant to substantially perform his or her duties with the Company and, after written notification by the Company to the Participant, the continued failure of the Participant to substantially perform such duties; (2) the willful or negligent engagement by the Participant in conduct which is demonstrably and materially injurious to the Company, financially or otherwise; (3) action or inaction by the Participant that constitutes a breach of fiduciary duty with respect to the Company or any of its subsidiaries; (4) the violation of any material written policy, rule or regulation of the Company; or (5) the Participant’s material breach of any agreement in respect of confidentiality with the Company, whether or not entered into after the Grant Date.

“Good Reason” means the occurrence of any of the following: (1) a reduction in Participant’s annual base salary rate, unless such reduction generally applies to other Participants regardless of the reason(s) therefor; (2) a substantial diminution in Participant’s duties, authorities or responsibilities; or (3) the relocation of Participant’s principal place of employment with the Company such that (a) the distance from the former principal place of employment to the relocated principal place of employment is over 50 miles and (b) the distance from his or her primary residence to the relocated principal place of employment is over 50 miles; provided, however, that Good Reason shall exist only to the extent that Participant provides the Company with written notice of his or her intention to terminate employment with the Company for Good Reason that specifies the condition(s) constituting Good Reason and the Company fails to correct such condition(s) within ten (10) business days from receipt of such written notice. Notwithstanding the foregoing, Good Reason shall cease to exist for an event on the one hundred and twentieth (120th) day following the later of its occurrence or Participant’s knowledge thereof, unless Participant has given the Company written notice of such condition and of Participant’s intent to terminate for Good Reason prior to such date. With respect to the Chief Executive Officer only, Good Reason shall also include a change in responsibilities such that the Chief Executive Officer reports to someone other than directly to the Company’s Board of Directors.